EXHIBIT 10.2.2

FIRST AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into effective August 29, 2025 (the “Effective Date”), by and among EVOLUTION PETROLEUM CORPORATION, a Nevada corporation (“EPC”), EVOLUTION PETROLEUM OK, INC., a Texas corporation (“Evolution Texas”), NGS TECHNOLOGIES, INC., a Delaware corporation (“NGS”), EVOLUTION ROYALTIES, INC., a Delaware corporation (“Evolution Royalties”), EVOLUTION PETROLEUM WEST, INC., a Delaware corporation (“Evolution West”; EPC, Evolution Texas, NGS, Evolution Royalties, and Evolution West are collectively referred to herein as the “Borrowers” and each as a “Borrower”) the Lenders from time to time party hereto, and MIDFIRST BANK, a federally chartered savings association, as Administrative Agent and Issuing Bank.

RECITALS

A.Borrowers and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2025 (the “Existing Credit Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Existing Credit Agreement.
B.The obligations described in the Existing Credit Agreement are currently evidenced, in part, by those certain promissory notes from Borrowers, to each of the Lenders in the maximum available amount of $200,000,000.00.
C.The Borrowers, Lenders, and Administrative Agent desire to amend the Existing Credit Agreement to modify certain hedging requirements contained in the Existing Credit Agreement and other modifications as more particularly described herein.
D.The Obligations shall continue to be secured by the Collateral described in the Collateral Documents executed in connection with the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

Definitions and References

Section 1.1Terms Defined in the Existing Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Amended and Restated Credit Agreement.

“Amendment Documents” means this Amendment, and any required amendments to any other Loan Documents executed and delivered in connection herewith.

“Credit Agreement” means the Existing Credit Agreement as amended hereby.

ARTICLE 2

Amendments to Existing Credit Agreement

Section 2.1.Amendment to Article I of the Existing Credit Agreement.

(a)A new definition for the term “BOE” shall be added to Section 1.1 of the Existing Credit Agreement and shall read as follows:

““BOE” means barrels of oil equivalent, calculated in accordance with the standards established by the Society of Petroleum Engineers, or any generally recognized successor.”

(b)The definition for the term “Projected Oil and Gas Production” appearing in Section 1.1 of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

““Projected Oil and Gas Production” means the projected production of oil or gas (measured by volume on a BOE basis, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by an Obligated Party which are located in the United States and which have attributable to them Proved Developed Producing Reserves (or, for purposes of Sections 7.14(b) and 8.17, Proved Reserves), as such production is projected in the most recent Reserve Report delivered to the Administrative Agent in connection with the most recent determination of the Borrowing Base hereunder, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that have not been reflected in such report but that are reflected in a separate or supplemental reports acceptable to Administrative Agent.”

(c)Section 7.14(a) of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

“Section 7.14Hedging Transactions.

(a) If as of any date,  the Utilization Percentage increases and such increase exceeds 25%, then Borrowers shall within thirty (30) days after such date, enter into and maintain in effect, for each fiscal month during the twelve (12) full-fiscal month period immediately following such date and on a rolling twelve (12) month basis thereafter, one or more Commodity Hedging Transactions, to the extent necessary to cause the Commodity Hedging Transactions of the Borrowers to cover in the aggregate notional volumes of crude oil or natural gas, calculated on a BOE basis, at least equal to the Required Hedging Percentage (determined as of the date such Commodity Hedging Transactions are actually entered into) of the Projected Oil and Gas Production for each fiscal month during such twelve (12) full-fiscal month periods (rolling), which Commodity Hedging Transactions (i) shall have the purpose and effect of fixing crude oil and natural gas prices in respect of such portion of the reasonably anticipated production of crude oil and natural gas for such fiscal month from the Proved Reserves of the Obligated Parties, (ii) shall be on terms reasonably acceptable to Administrative Agent, and (iii) shall otherwise comply with the limitations set forth in this Section 7.14.”

ARTICLE 3

Conditions

Section 3.1Effective Date.  This Amendment shall become effective as of the Effective Date when and only when:

(a)Amendment Documents.  Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document executed by Borrowers (i) in form, substance and date satisfactory to Administrative Agent, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)Completion of Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to Administrative Agent, and Administrative Agent shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(c)Other Documentation.  Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1.  All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(d)No Default.  No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

ARTICLE 4

Representations and Warranties

Section 4.1Representations and Warranties of Borrower.  In order to induce Lenders to enter into this Amendment, Borrowers represent and warrant to Lenders that:

(a)All representations and warranties made by each of them in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).

(b)Each Borrower has duly taken all corporate action, as applicable, necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

(c)The execution and delivery by each Borrower of the Amendment Documents to which it is a party, the performance by it of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not

(a) conflict with, violate or result in a breach of any provision of (i), to its knowledge, any Laws, (ii) its certificate of formation or bylaws , or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon such it, (b) result in the acceleration of any Obligations owed by it, or (c) result in or require the creation of any Lien upon any of its assets or properties except as expressly contemplated or permitted in the Loan Documents.  Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to each Borrower’s knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required on the part of or in its respect in connection with the execution, delivery or performance by it of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.

(d)This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of it, enforceable against each Borrower in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

ARTICLE 5

Miscellaneous

Section 5.1Ratification of Agreements.  Each Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

Section 5.2Waiver and Release.  In consideration of the amendments contained herein, each Borrower hereby waives and releases the Lenders from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 5.3Survival of Agreements.  All of each Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lenders’ obligations to Borrowers are terminated.

Section 5.4Loan Documents.  The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.5Governing Law.  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of Texas (without reference to applicable rules of conflicts of Laws).

Section 5.6Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 3.1, this Amendment shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.7WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

The remainder of this page has been left intentionally blank.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written and this page constitutes a counterpart signature page of the Amendment.

BORROWERS:

EVOLUTION PETROLEUM CORPORATION, a Nevada corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION PETROLEUM OK, INC., a Texas corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

NGS TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION ROYALTIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION PETROLEUM WEST, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

Signature Page – First Amendment to Amended and Restated Credit Agreement
(Evolution Petroleum Corporation, et al)

ADMINISTRATIVE AGENT:

MIDFIRST BANK

By:	/s/ CHAY KRAMER
Chay Kramer
1st Vice President

LENDERS:

MIDFIRST BANK

By:	/s/ CHAY KRAMER
Chay Kramer
1st Vice President

Prism Bank

By:	/s/ MICHAEL AHOLT
Michael Aholt
Senior Vice President